UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

Ditech Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2018, Ditech Holding Corporation (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that the NYSE suspended trading in, and has determined to commence proceedings to delist, the Company’s common stock, par value $0.01 per share (the “Common Stock”) (ticker symbol DHCP), Series A Warrants (the “Series A Warrants”) (ticker symbol DHCP WS A), and Series B Warrants (the “Series B Warrants” and collectively with the Series A Warrants, the “Warrants”) (ticker symbol DHCP WS B) from the NYSE. The delisting is a result of the Company’s failure to comply with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual which requires the Company to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15 million for its Common Stock. The Company does not intend to appeal the NYSE’s decision.

The Company expects that its Common Stock and Warrants (collectively, the “Securities”) will be traded in the over-the-counter market, although no assurance can be given that an active market will be maintained for the Securities. The over-the-counter market is a significantly more limited market than the NYSE, and the transition from the NYSE to the over-the-counter market is expected to result in there being a less liquid market available for existing and potential holders of the Securities to trade the Securities, and could further depress the trading price of the Securities. There can be no assurance that any public market for the Securities will develop in the future.

The rights of the holders of the Company’s Securities remain unchanged, and the expected transition to the over-the-counter market does not change the Company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws. The NYSE suspension of trading in, and delisting of, the Securities is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s material debt obligations and is not expected to impact the Company’s business operations.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2018, the Company issued a press release announcing receipt of the notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s Board of Directors is continuing its previously announced review of strategic alternatives. The Company does not intend to discuss or disclose developments with respect to this process unless and until the Company has entered into a definitive agreement that is material to the Company or the Company has otherwise determined that further disclosure is appropriate or required by law. No timetable has been established for the completion of the strategic review.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of

1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to the trading of and market for the Company’s securities, or any potential outcome of any strategic alternatives the Company considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ditech Holding Corporation

Date: November 6, 2018	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary